CONFIDENTIAL                                                      March 30, 2005







                               PURCHASE AGREEMENT

                                  BY AND AMONG

                        INTERNATIONAL DISPLAYWORKS, INC.,

                 INTERNATIONAL DISPLAYWORKS (HONG KONG) LIMITED,

                                       AND

                            THREE FIVE SYSTEMS, INC.,

                            TFS INTERNATIONAL, LTD.,

                     THREE-FIVE SYSTEMS (BEIJING) CO., LTD.


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CONFIDENTIAL                                                      March 30, 2005


                                                 TABLE OF CONTENTS

1. Definitions...............................................................1

2. Basic Transaction.........................................................5
         (a) Purchase and Sale of Assets.....................................5
         (b) Purchase Price..................................................5
         (c) Additional Payments and Adjustments.............................5
         (d) The Closing.....................................................7
         (e) Deliverables at the Closing.....................................7

3. Representations and Warranties of TFS.....................................8
         (a) Organization , Qualification, and Corporate Power...............8
         (b) Capitalization..................................................8
         (c) Authorization of Transaction....................................8
         (d) Noncontravention................................................8
         (e) Filings with the SEC............................................9
         (f) Financial Statements............................................9
         (g) Events Subsequent to Most Recent Fiscal Quarter End.............9
         (h) Undisclosed Liabilities and Litigation.........................10
         (i) Brokers' Fees..................................................11
         (j) Disclosure.....................................................11
         (k) Tax Matters....................................................11
         (l) Real Property..................................................11
         (m) Intellectual Property..........................................12
         (n) Contracts......................................................13
         (o) Accounts Receivable............................................13
         (p) Insurance......................................................13
         (q) Employees......................................................14
         (r) Employee Benefits..............................................14
         (s) Compliance with Laws...........................................14
         (t) Designated Assets..............................................14
         (u) Inventory......................................................14
         (v) Inter-Company Obligations......................................15
         (w) Liens and Encumbrances.........................................15
         (x) Loans and Indebtedness.........................................15
         (y) Customers......................................................15
         (z) Products.......................................................15
         (aa) Title to Assets...............................................15

4. Representations and Warranties of IDW....................................15
         (a) Organization...................................................15
         (b) Authorization of Transaction...................................15
         (c) Noncontravention...............................................15
         (d) Brokers' Fees..................................................16
         (e) Disclosure.....................................................16
         (f) Filings with the SEC...........................................16
         (g) Financial Statements...........................................16

5. Additional Covenants and Agreements......................................16
         (a) All Parties....................................................16
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CONFIDENTIAL                                                      March 30, 2005

         (b) TFS, TFSI and TFSB.............................................16
         (c) TFSB...........................................................17
         (d) IDW............................................................19

6. Conditions to Obligations to Close.......................................20
         (a) Conditions to Obligation of IDW and IDW HK.....................20
         (b) Conditions to Obligations of TFS, TFSB and TFSI................21

7. Post-Closing Covenants...................................................21
         (a)General.........................................................21
         (b) Litigation Support.............................................21
         (c) Transition.....................................................22

8. Remedies for Breaches of This Agreement..................................23
         (a) Survival of Representations and Warranties.....................23
         (b) Indemnification Provisions for Benefit of IDW and IDW HK.......23
         (c) Indemnification Provisions for Benefit of TFS, TFSB and TFSI...23

9. Taxes....................................................................23

10. Termination.............................................................24
         (a)Termination of Agreement........................................24
         (b) Effect of Termination..........................................24

11. Miscellaneous...........................................................24
         (a) Press Releases and Public Announcements........................24
         (b) No Third Party Beneficiaries...................................25
         (c) Entire Agreement...............................................25
         (d) Succession and Assignment......................................25
         (e) Counterparts...................................................25
         (f) Headings.......................................................25
         (g) Notices........................................................25
         (h) Governing Law..................................................26
         (i)Amendments and Waivers..........................................26
         (j) Severability...................................................26
         (k) Expenses.......................................................26
         (l) Construction...................................................26
         (m) Incorporation of Exhibits and Schedules........................26
         (n) Further Assurances.............................................26

Exhibit A - List of Designated Assets
Exhibit B - Form of Opinion of TFS, TFSI and TFSB Counsel

Schedule 1 - Earn-Out: Identified TFT Business
Schedule 2 - Earn-Out: Identified STN and TFT Business

Disclosure Schedule - Exceptions to Representations and Warranties

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CONFIDENTIAL                                                      March 30, 2005


                               PURCHASE AGREEMENT

     This Purchase Agreement (this "Agreement") is entered into as of March 30, 2005 (the "Effective Date"), by and among International Displayworks, Inc., a Delaware corporation ("IDW"); International Displayworks (Hong Kong) Limited, a Hong Kong corporation and a wholly owned subsidiary of IDW ("IDW HK"); Three-Five Systems, Inc., a Delaware corporation ("TFS"); TFS International, Ltd., a company formed under the laws of Bermuda and a wholly owned subsidiary of TFS ("TFSI"); and Three-Five Systems (Beijing) Co., Ltd., a corporate entity formed under the laws of the People's Republic of China (the "PRC") and a wholly owned subsidiary of TFSI ("TFSB"). IDW, IDW HK, TFS, TFSB, and TFSI are referred to individually herein as a "Party" and collectively herein as the "Parties."

                                    RECITALS


     WHEREAS, TFSB is a wholly foreign-owned enterprise established and lawfully existing under the laws of the PRC. It has a registered capital of Six Million Two Hundred and Ninety-Three Thousand and Three Hundred and Ninety United States Dollars (US$ 6,293,390). TFSI has contributed one hundred percent (100%) of the equity interest in TFSB, and is the lawful owner of one hundred percent (100%) of the registered capital of TFSB.

     WHEREAS, this Agreement contemplates a transaction in which IDW through IDW HK will purchase from TFS and TFSI, and TFS and TFSI will sell and transfer to IDW and IDW HK, 100% of the registered capital of TFSB and cause or effect the transfer of certain assets of TFS Manila.


                                    AGREEMENT

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

         1.       Definitions

     "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

     "Affiliates" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "Affiliated Group" means any affiliated group within Code Section 1504(a) or any similar group defined under similar provision of state, local or foreign law.

     "Approval Authorities" means the Beijing Municipal Bureau of Commerce, Changping District being the PRC governmental authority authorized to approve the transfer of registered capital in a foreign invested enterprise established in such district.

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     "Basis" means any past or present fact,  situation,  circumstance,  status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

     "Best Efforts" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible."Change of Control" means (i) the direct or indirect sale of or exchange in a single series of related transactions by the stockholders of TFS of more than fifty percent (50%) of the voting stock of TFS; (ii) a merger or consolidation in which TFS is a party; or
(iii) the sale, exchange or transfer of all or substantially all of the assets of TFS, in each case wherein the stockholders of TFS immediately before such transaction or single series of related transactions do not retain immediately after such transaction or single series of related transactions, in substantially the same proportions as their ownership of shares of TFS' voting stock immediately before such transaction or single series of related transactions, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of TFS or the corporation or corporations to which the assets of TFS were transferred, as the case may be.

     "Closing" has the meaning set forth in Section 2(d) below.

     "Closing Date" has the meaning set forth in Section 2(d) below.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Confidential Information" means any information concerning the businesses and affairs of TFSB that is not already generally available to the public.

     "Continuing Business" means, for the purpose of tracking the Earn-Out, the business of TFSB that was acquired pursuant to this Agreement.

     "Control" (including the terms "Controlled by" and "under common Control with"), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

     "Controlled Group" has the meaning set forth in Code Section 1563.

     "Designated Assets" means all right, title, and interest in and to all of the assets of Three-Five Systems, Pacific, Inc. or TFS-Manila as set forth in Exhibit A, unless owned by TFSB.

     "Disclosure Schedule" has the meaning set forth in Section 3 below.

     "Earn-Out" has the meaning set forth in Section 2(c)(i) below.

     "Earn-Out Payment" has the meaning set forth in Section 2(c)(i) below.

     "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement

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plan or  arrangement  which is an Employee  Pension  Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

     "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(1).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium) of TFSB.

     "Knowledge" means actual or constructive knowledge after reasonable investigations. In the case of TFS, "Knowledge" shall be deemed to be the entity and collective knowledge of the senior officers, managers and directors of TFS, TFSB and TFSI. In the case of IDW, "Knowledge" shall be deemed to be the entity and collective knowledge of the senior officers, managers and directors of IDW and IDW HK.

     "Law" means any federal, state, local, foreign, multinational, stock exchange or securities market statute, law, ordinance, regulation, rule, code, governmental order, governmental approval, decree, treaty, decision, constitution or other requirement or rule of law.

     "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

     "Material Adverse Effect" means any effect or change that would be (or could reasonably be expected to be) materially adverse to the business, assets, condition (financial or otherwise), operating results, operations, or business prospects of TFSB, or to the ability of TFS, TFSI and TFSB to consummate timely the transactions contemplated hereby (regardless of IDW or IDW HK has knowledge of such effect or change on the date hereof).

     "Most Recent Financial Statements" has the meanings set forth in Section 3(f).

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CONFIDENTIAL                                                      March 30, 2005

     "Most  Recent  Fiscal  Quarter  End" has the  meanings set forth in Section
3(g).

     "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

     "Off-Set Date" has the meaning set forth in Section 2(c)(ii) below.

     "Off-Set Payment" has the meaning set forth in Section 2(c)(ii) below.

     "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency) as it relates to the business and operations of TFSB.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PRC" means the People's Republic of China.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "Subsidiary" or "Subsidiaries" means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which a majority of the total voting power of shares of stock or other similar ownership interest is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. The term "Subsidiary" shall include all Subsidiaries of such Subsidiary.

     "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "TFSB Transferred Interest" means the TFSI-owned one hundred percent (100%) of the paid-up registered capital equity interest in TFSB, as well as all rights

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CONFIDENTIAL                                                      March 30, 2005

and contracts pertaining to such one hundred percent (100%) interest, legally obtained by TFSI and to be transferred by TFSI to IDW HK pursuant to this Agreement.

     2.    Basic Transaction.
           -----------------

          (a) The Purchase. On and subject to the terms and conditions of this Agreement, TFS shall cause to be transferred to IDW HK, and IDW shall cause IDW HK to acquire the TFSB Transferred Interest and the Designated Assets.

               (i) Designated Assets. It shall be the sole responsibility of TFS
          (A) to suitably package the Designated Assets for shipping; (B) to complete and provide all shipping documents for the Designated Assets, which shall include a list of shipped items corresponding to all the items set forth in Exhibit A; and (C) to deliver the Designated Assets with the required shipping documents to a freight forwarder designated by IDW. IDW shall bear the sole cost and risk of transferring the Designated Assets from Manila to IDW HK, which includes any taxes associated with the transfer of the Designated Assets.

               (ii) Taxes. Except as set forth above in Section 2(a)(i), TFS shall be responsible for payment of all taxes relating to the transactions contemplated in this Agreement, which shall, include but not be limited to, all sales, transfer and use taxes arising out of and relating to the transactions contemplated in this Agreement. TFS shall pay its portion, prorated as of the Closing Date, of all Taxes of TFSB's business. IDW shall not be responsible for any business, occupation, withholding, or similar tax, or any Taxes of any kind related to any period before the Closing Date.

          (b) Purchase Price. All money referred to in this Agreement shall be in US Dollars. Subject to the satisfaction or waiver of all closing conditions set forth under Section 6, which shall include, but not limited to, the receipt of confirmation of TFS' submission of applications for increase in registered capital and transfer of registered capital in a foreign invested enterprise with the Approval Authorities (the "Transfer"), IDW will initiate wire to deliver to Greenberg Traurig LLP (the "Escrow Agent") an aggregate of Eight Million Dollars ($8,000,000)(the "Closing Payment"), payable to the Escrow Agent's client escrow account. Pursuant to the terms and conditions of the escrow agreement entered into contemporaneously herewith, the Escrow Agent will receive and hold funds tendered by IDW until the applications for the Transfer are approved by the Approval Authorities. Upon receipt of the approval of Transfer by the Approval Authorities, as evidenced by the Approval Authorities' issuance of an amended Approval certificate confirming the change in ownership of TFSB (the "Approval Certificate"), the Escrow Agent will immediately disburse the Closing Payment to TFS. In the event such approval of the Transfer is not obtained, the Escrow Agent will release and immediately disburse the Closing Payment to IDW.

          (c) Additional Payments and Adjustments. Subject to Section 7(e) of this Agreement:

               (i) Earn-Out. IDW shall pay TFS an earn-out amount based on the revenues received by IDW or IDW HK (the "Earn-Out Amount"), if any, determined at the time, and in the manner as set forth in this Agreement.

                    (A) From  April 1,  2005 to March 31,  2006  (the  "Earn-Out
               Period"), TFS shall be eligible to receive the following Earn-Out
               Amount:

                         (1) If the revenue derived by IDW or one of its affiliates from the designated customer on the products set

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                    forth on Schedule 1 (regardless of the originating  shipment point) is at least $50.4 million for the Earn-Out Period, IDW shall pay TFS an amount equal to the product of (i) 60% of the gross profits on the products sold to such customer, with such gross profits to be determined based on the amount of gross profit to be earned by TFSB in the contracts between such designated customer and TFSB and (ii) the revenue received from such customer under such contracts during the Earn-Out Period. The range is expected to be between 3.6% and 4.8% of such revenue; and

                         (2) If the revenue derived by IDW HK or one of its affiliates from all other business from the STN and TFT business as set forth in Schedule 2 minus all revenue defined in Section 2(c)(i)(A)(1), is at least $33.6 million during the Earn-Out Period, then in such an event, IDW shall pay TFS an amount equal to 7.2% of the revenue received from such business during the Earn-Out Period.

                    (B) The payment of the Earn-Out Amount (the "Earn-Out Payment"), if any, shall be paid in the form of common stock of IDW, based on the trailing five day average closing price preceding March 31, 2006. The Earn-Out Payment shall be due and payable on May 1, 2006.

                    (C) IDW agrees to register  the shares of common  stock that may be issued to TFS in the future pursuant to Section 2(c)(i) provisions pursuant to piggy-back registration rights on the next registration statement on Form S-3 to be filed by IDW, subject to investment banker or underwriter discretion not to include such shares. If not included under the foregoing piggy-back registration statement rights by March 1, 2006, then IDW will prepare and file a separate registration statement on Form S-3 and make reasonable efforts to cause such registration statement to be declared effective within 30 days of April 1, 2006, and in either case shall maintain such registration statement for a period of a least ninety (90) days following the issuance of any shares pursuant to the Earn-Out. IDW will notify TFS of the registration of such shares of common stock and shall provide TFS with the prospectus following the order declaring such registration statement effective.


               (ii) Off-Set.

                         (1)  Accounts  Receivable  and  Account  Payable;   TFS
                    Guarantee. On the Closing Date, a schedule listing the accounts receivable by customer detail (the "Closing Accounts Receivable"), the accrued liabilities (the "Closing Accrued Liabilities") and the accounts payable balance (the "Closing Accounts Payable Balance") shall be delivered by TFS to IDW. Ninety (90) days from the Closing Date (the "Off-Set Date"), if the amounts of Closing Accounts
                    Receivable collected by IDW exceed the Closing Accounts Payable Balance, Accrued Liabilities and any bad debts, then there shall be an increase to the Purchase Price equal to such excess (the "Off-Set Payment"). The Off-Set Payment shall be paid to TFS within thirty (30) days from the Off-Set Date. If on the Off-Set Date, the amount of Closing Accounts Receivable collected by IDW is less than the Closing Accounts Payable Balance, Accrued Liabilities and the bad debts (the "Deficiencies"), then TFS shall pay IDW an amount equal to the Deficiencies within thirty (30) days from the Off-Set Date. Upon IDW's receipt of the payment for the Deficiencies, ownership and collectibility of any Closing Accounts Receivable uncollected on the Off-Set Date shall be transferred to TFS within thirty (30) days from the Off-Set Date.

                         (2) Warranty  and RMA. If there are any claims  arising

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                    out  of  a  warranty  or  return  merchandise  authorization
                    ("RMA") policy for any products shipped prior to the Closing Date during the ninety (90) day period following the Closing Date and such claim exceeds $25,000 per customer, TFS agrees that IDW and IDW HK may deduct such amounts from the Off-Set Payment, Inventory Payment or Earn-Out Payment.

               (iii) Inventory Payment. All inventory shall be transferred to IDW at Closing and all transferred inventory shall be tracked by IDW. Under no circumstances shall IDW be obligated to use any of the transferred inventory. In the event, IDW uses the transferred inventory it may use such inventory without any payment to TFS so long as the value of the used inventory does not exceed $2 million ("Initial Inventory"). The inventory shall be valued at the book value of the inventory on the Closing Date (the "Book Value"). For any used inventory in excess of the Initial Inventory, IDW shall pay TFS for the used inventory at the Book Value. Commencing on the Closing Date and terminating one (1) year from the Closing Date (the "Anniversary Date"), IDW shall track the inventory used during each ninety (90) day period. After each ninety (90) day period, IDW shall identify the amount of inventory used during such period, if any, and make a payment to TFS for any used inventory in excess of the Initial Inventory ("Inventory Payment"). At the end of the one year period, at the election of TFS, IDW will ship and transfer all unused inventory to TFS at TFS sole expense.

          (d) The Closing. Following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Bartel Eng & Schroder in Sacramento, California, commencing at 9:00 a.m. local time on April 8, 2005 (the "Closing Date").

          (e) Deliverables at the Closing. At the Closing:

               (i) TFS, TFSB and TFSI will deliver to IDW and IDW HK:

                    (A) All the various certificates,  instruments and documents referred to in Section 6(a) below;

                    (B) All the capital contribution verification report representing all of the TFSB Transferred Interest, endorsed in blank or accompanied by duly executed assignment documents evidencing such transfer, if so requested by IDW or IDW HK,

                    (C) Applications for Transfers dated and filed with the Approval Authorities no later than April 6, 2005,

                    (D) All duly executed  assignment  documents  evidencing the transfer of any and all outstanding inter-company loans or obligations of TFSB to IDW, satisfactory in form and substance to IDW; and

                    (E) An executed Assignment and Bill of Sale for the Designated Assets.

               (ii) IDW and IDW HK will deliver to TFS, TFSB and TFSI:

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CONFIDENTIAL                                                      March 30, 2005

                    (A) All the various certificates,  instruments and documents referred to in Section 6(b) below; and

                    (B) The  Closing  Payment in the manner set forth in Section
               2(b).

                         3. Representations and Warranties of TFS. TFS as expressly provided below, represents and warrants to IDW and IDW HK that the statements contained in this Section 3 are true, correct and complete as of the date of this Agreement, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

          (a) Organization, Qualification, and Corporate Power. Each of TFS, TFSI, and TFSB is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of TFS, TFSI and TFSB is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required and where the failure to so qualify would have a Material Adverse Effect on TFSB considered as a whole. Each of TFS, TFSI and TFSB has the corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

          (b) Capitalization. TFSI has made its capital contribution to TFSB in cash in full, and a qualified capital verification institution has issued a capital contribution verification report thereof. No other share or loan capital has been issued or allotted. TFSI is the sole legal, rightful and beneficial owner of the TFSB Transferred Interest and the TFSB Transferred Interest is not encumbered or subject to any court order or enforcement action by any authority. TFSI is the sole legal, rightful and beneficial owner of the TFSB Transferred Interest and the TFSB Transferred Interest is not and will not be encumbered by any security in the form of guarantees, pledges, any third party interests or any other Liens; and TFSI can duly and validly transfer the TFSB Transferred Interest to IDW HK. TFSI's transfer of the TFSB Transferred Interest is not subject to any third party consent other than the approval of the Approval Authority. There are no agreements or arrangements which provide for the present or future issue, allotment or transfer of or grant to any Person the right to call for the issue, allotment or transfer of any share, interest or loan capital of TFSB.

          (c) Authorization of Transaction. Each of TFSB, TFSI and TFS has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and the consummation by each of TFSB, TFSI and TFS of the transactions contemplated hereby have been duly authorized by its Board of Directors and by its shareholders to the extent required by applicable law, and no other corporate proceedings are necessary by TFSB or TFSI to authorize this Agreement or to consummate the transactions contemplated. This Agreement has been duly and validly executed by each of TFSB, TFSI and TFS and constitutes the valid and legally binding obligation of each of them, enforceable against each of them in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by principles of equity.

          (d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of TFSB, TFSI and TFS is subject or any provision of the charter, memorandum of association, bylaws or by-laws of TFSB, TFSI or TFS or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, that would have a Material Adverse Effect or require any notice where the failure to provide notice would have such a Material Adverse Effect, under any agreement, contract, lease, license, instrument, or other arrangement to which TFSB, TFSI or TFS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the Securities Exchange Act and the state securities laws, TFSB, TFSI or TFS does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

                                       8
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CONFIDENTIAL                                                      March 30, 2005

     lease, license, instrument, or other arrangement to which TFSB, TFSI or TFS is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Other than in connection with the provisions of the Securities Exchange Act and the state securities laws, TFSB, TFSI or TFS does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

          (e) Filings with the SEC. To the Knowledge of TFS, TFS has made all filings with the SEC that is has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "TFS Public Reports"). None of the TFS Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (f) Financial Statements. TFSB has delivered to IDW and IDW HK a preliminary version of its financial statements as of February 28, 2005 as they relate to TFSB (the "Most Recent Financial Statements"). Such
     preliminary financial statements (including the related notes and schedules), and all other financial statements provided under this Agreement have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of TFSB as of the indicated dates and the results of operations of TFSB for the indicated periods, and are consistent with the books and records of TFSB, provided, however, that the interim statements are subject to normal year end adjustments (which will not be material, individually or in the aggregate).

          (g) Events Subsequent to Most Recent Fiscal Quarter End. Since February 28, 2005 (the "Most Recent Fiscal Quarter End"), there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of TFSB. Without limiting the generality of the foregoing, since that date:

          (i) TFSB has not sold, leased, transferred, or assigned any of TFSB's assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

          (ii) TFSB has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

          (iii) TFSB has not accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) to which TFSB is a party or by which TFSB is bound;

          (iv) TFSB has not imposed any Security Interest upon any of its assets, tangible or intangible, and TFS has not imposed any Security Interest upon any of the Designated Assets;

          (v) TFS had not made any capital investment in, any loan to, or any acquisition of the securities or assets of TFSB (or series of related capital investments, loans, and acquisitions);

          (vi) TFSB has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $10,000 singly or $100,000 in the aggregate;

          (vii) TFSB has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                                       9
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CONFIDENTIAL                                                      March 30, 2005

          (viii) TFSB has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) that is material to its business;

          (ix) TFSB has not granted any license or sublicense of any rights under or with respect to any TFSB Intellectual Property;

          (x) TFSB has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock, except for the capital stock held by TFSI;

          (xi) TFSB has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xii) TFSB has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (xiii) TFSB has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (xiv) TFSB has not adopted, amended, modified, or terminated any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (xv) TFSB has not experienced any material damage, destruction or loss (whether or not covered by insurance ) to its property; and

          (xvi) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving TFSB.

     (h) Undisclosed Liabilities and Litigation. TFSB has no material Liability except for (i) liabilities set forth in the balance sheet dated as of the Most Recent Financial Statements and (ii) liabilities that have arisen after the Most Recent Financial Statements, all of which occurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law). TFSB is not the subject of or involved in, any civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings, whether pending or threatened, or that could result in any claims against, or obligations or liabilities of TFSB. TFSB has no outstanding judgments, decrees, injunctions or orders of any governmental entity or arbitrator.

     (i) Brokers' Fees. TFSB does not have any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (j) Disclosure. The schedules, certificates, and any and all other statements and information, whether furnished in written or electronic form, to IDW and IDW HK or their representatives by or on behalf of any of TFS, TFSI or TFSB in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (k) Tax Matters.

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CONFIDENTIAL                                                      March 30, 2005

          (i) TFSB has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. TFSB has (whether or not shown on any Tax Return) paid all Taxes required to be paid (except where the failure to pay the same would not have a Material Adverse Effect). TFSB currently is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where TFSB does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on the Designated Assets or any of the assets of TFSB that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) TFSB has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to any employee, independent contractor, creditor, stockholder, or other third party as required under the applicable laws.

          (iii) TFS has no Knowledge of any pending or proposed assessment against TFSB for additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of TFSB either (A) claimed or raised by any authority in writing (including any audit of any Tax Return) or (B) known to TFS based upon personal contact with any agent of such authority.

          (iv) TFSB has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) TFSB is not a party to any Tax allocation or sharing agreement. TFSB (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was TFS) or (B) has no Liability for the Taxes of any Person under Reg.
     Section 1.1502 6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (vi) The Most Recent Financial Statements reflect an adequate reserve for all current Taxes payable by TFSB.

     (l) Real Property.

          (i) TFSB is the sole and exclusive holder of the land use rights approval certificate No. 1998 (032), issued by the Changping Municipal Land and Natural Resources Administration Bureau in 2001 with respect to the Site (the "Site Land Use Rights Certificate") and listed on Section 3(l)(i) of the Disclosure Schedule.

          (ii) Except as noted on Section 3(l)(ii) of the Disclosure Schedule, with respect to each such parcel of real property under lease by TFSB:

               (A) the lease or sublease is in full force and effect and TFSB has a valid leasehold interest in the property subject to such lease;

               (B) TFSB is not in breach or default under such lease or sublease, and no event has occurred that, with notice or lapse of time, would constitute a breach or default by TFSB or permit termination, modification, or acceleration thereunder;

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CONFIDENTIAL                                                      March 30, 2005

               (C) TFS has no Knowledge of any breach or default by any other party to any such lease or sublease;

               (D) no party to the lease or sublease has notified TFSB, TFSI and TFS that it has repudiated any provision thereof;

               (E) TFSB has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;

               (F) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof by TFSB and have been operated and maintained by TFSB in accordance with applicable laws, rules and regulations;

               (G) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

               (H) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transaction contemplated in this Agreement.

     (m) Intellectual Property.

               (i)  TFSB  owns or has the  right  to use  pursuant  to  license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of TFSB as presently conducted and as presently proposed to be conducted, which includes, but is not limited to, the software and hardware and other forms of Intellectual Property used by TFSB' engineers. TFSB has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses and the consummation of the transactions contemplated hereby will not materially alter the terms and conditions of such ownership or use.

               (ii) TFSB has not received notice of, nor does TFS have Knowledge of any facts that would indicate the likelihood of, any interference, infringement or misappropriation of its Intellectual Property, or any conflict with the Intellectual Property rights of third parties, and, TFSB has not received during the past three years any written charge, complaint, claim, demand or notice alleging any such interference, infringement or misappropriation (including any claim that TFSB must license or refrain from using any Intellectual Property rights of any third party).

               (iii) Section 3(m)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to TFSB and each trade name or unregistered trademark used by TFSB in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 3(m)(iii) of the Disclosure Schedule:

                    (A) TFSB rightfully possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction and has paid for all such rights;

                    (B) the item is not subject to any  outstanding  injunction, judgment, order, decree, ruling, or charge;

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CONFIDENTIAL                                                      March 30, 2005

                    (C) no action,  suit,  proceeding,  hearing,  investigation, charge, complaint, claim, or demand is pending or is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) TFSB does not have any agreement to indemnify any Person for or against any interference, infringement or misappropriation with respect to the item.

               (iv)  to  the   Knowledge  of  TFS,  the   consummation   of  the
          transactions contemplated hereby will not result in the termination or any impairment of the Intellectual Property of TFSB.

     (n) Contracts. Section 3(n) of the Disclosure Schedule lists the following contracts and other agreements to which TFSB is a party:

               (i) any agreement (or group of related agreements) for the purchase or sale of more than $25,000 per annum of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to TFSB;

               (ii) any agreement concerning a partnership or joint venture;

               (iii) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (iv) any agreement concerning noncompetition;

               (v) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

               (vi) any collective bargaining agreement;

               (vii) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

               (viii) any agreement providing for payments between or among TFSB, TFSI and TFS; and

               (ix) any agreement under which the consequences of a default or termination could have a Material Adverse Effect on the business, financial condition, operations, results of operations, or future prospects of TFSB.

     (o) Accounts Receivable. [Omitted]

     (p) Insurance. The Disclosure Schedule, under the caption referencing this 3(p), lists and briefly describes each insurance policy maintained with respect to the Designated Assets, and the properties, assets and operations of TFSB. All of such insurance policies are in full force and effect and are issued by

                                       13
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CONFIDENTIAL                                                      March 30, 2005

insurers of recognized responsibility. TFSB is not in default with respect to its obligations under any of such insurance policies. TFSB has been covered during the past five years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

     (q) Employees. TFS does not have Knowledge of any executive, key employee, or group of employees that has plans to terminate employment with TFSB. TFSB is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, formal claims of unfair labor practices, or other collective bargaining disputes. TFSB has not committed any unfair labor practice.

     (r) Employee Benefits.

          (i) Section 3(r) of the Disclosure Schedule lists each Employee Benefit Plan that TFSB maintains, to which TFSB contributes, or with respect to which TFSB has any material Liability or potential Liability.

               (A) Each such Employee Benefit Plan (and each related trust, insurance contract, or fund) has been maintained, funded and administered in accordance with the terms of such Employee Benefit Plan and complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code, and other applicable laws.

               (B) All contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time period prescribed by ERISA to each such Employee
          Benefit Plan that is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date that are not yet due have been made to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of TFSB. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan.

               (C) Each such Employee Benefit Plan that is intended to meet the requirements of a "qualified plan" under Code Section 401(a) has received a determination from the Internal Revenue Service that such Employee Benefit Plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Employee Benefit Plan.

     (s) Compliance with Laws. Except as noted in Section 3(l), TFSB is, and has been, in material compliance with all laws, statutes, ordinances, rules, regulations, licenses and permits of any governmental entity, including all laws relating to environment, health and safety, the violation of which would have a Material Adverse Effect.

     (t) Designated Assets. TFS has full authority to cause the transfer of the Designated Assets to IDW HK pursuant to this Agreement without any further consent or action being required by any other party. Upon transfer of the Designated Assets, IDW HK will own and have good and marketable title to the Designated Assets, free and clean of all debts, Liabilities, obligations, claims, liens, Security Interest and encumbrances of any kind.

     (u) Inventory. The Initial Inventory of TFSB consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on

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CONFIDENTIAL                                                      March 30, 2005

the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of TFSB.

     (v) Inter-Company Obligations. As of the Closing, there will be no inter-company obligations, including but not limited to any outstanding loans or contractual arrangements between or among TFSB, TFSI or TFE, or their affiliates.

     (w) Liens and Encumbrances. Except as set forth in Section 3(w) of the Disclosure Schedule, there are no Security Interest on any of the Designated Assets or the assets of TFSB.

     (x) Loans and Indebtedness. All loans and debts owed to TFSB are valid and collectible.

     (y) Customers. There are no pending disputes or threatened disputes between TFSB and its top ten customers.

     (z) Products. There are no pending disputes or threatened disputes between TFSB and any Person or entity relating to its products, operations, business or otherwise. In addition, there are issues or pending claims relating to TFSB' warranties or defective products.

     (aa) Title to Assets. Except as noted in Section 3(l), TFSB has good and marketable title to, or a valid leasehold interest in, the properties and assets used by TFSB, located on its premises, or shown on the Most Recent Financial Statements or acquired after the date thereof, free and clear of all Security Interests.

     4. Representations and Warranties of IDW. IDW represents and warrants to TFS that the statements contained in this Section 4 are correct and complete as of the date of this Agreement, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 4.

     (a) Organization. Each of IDW and IDW HK is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. Each of IDW and IDW HK has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by IDW and IDW HK and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on their part are necessary to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by IDW and IDW HK and constitutes their valid and legally binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor's rights generally and by principles of equity.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which either IDW or IDW HK is subject or any provision of the charter or bylaws of either IDW or IDW HK. Other than in connection with the provisions of the Securities Exchange Act and the state securities laws, neither IDA nor IDW HK needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

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     (d) Brokers'  Fees.  Neither IDW nor IDW HK has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which TFS, TFSB, or TFSI could become liable or obligated.

     (e)  Disclosure.  The  schedules,  certificates,  and  any  and  all  other
statements   and   information   furnished  to  TFS,   TFSB  or  TFSI  or  their
representatives by or on behalf of IFW or IDW HK in connection with the negotiation of this Agreement and the transactions contemplated hereby do not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading.

     (f) Filings with the SEC. To the Knowledge of IDW, IDW has made all filings with the SEC that is has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "IDW Public Reports"). None of the IDW Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (g) Financial Statements. IDW has delivered to TFS, TFSB and TFSI a preliminary version of its Most Recent Financial Statements. Such preliminary financial statements(including the related notes and schedules), and all other financial statements provided under this Agreement have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of IDW HK as of the indicated dates and the results of operations of IDW HK for the indicated periods, and are consistent with the books and records of IDW HK, provided, however, that the interim statements are subject to normal year end adjustments (which will not be material, individually or in the aggregate).

     5. Covenants and Agreements. The Parties agree as follows with respect to the period from and after the execution of this Agreement and the Closing Date.

          (a) All Parties.

               (i) Each of the Parties will use its reasonable Best Efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

               (ii) Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Section 3 or Section 4 above, as applicable. No disclosure by any Party pursuant to this Section 5, however, shall be deemed to amend or supplement the Disclosure
          Schedule or to prevent or cure any misrepresentation or breach of warranty.

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CONFIDENTIAL                                                      March 30, 2005


          (b) TFS, TFSI and TFSB. In addition to the covenants set forth in subsection (a),

               (i) Cooperation. TFS, TFSB and TFSI shall cooperate with IDW and IDW HK and provide all additional materials and documents reasonably requested by IDW and IDW HK in connection with its due diligence.

               (ii) Access. TFS, TFSI and TFSB shall permit IDW and IDW HK and its respective representatives to have reasonable access to, and to examine and make copies of the books and records of TFSB for purposes of conducting due diligence. (iii) Engagement Letter. Subject to the satisfaction of IDW, IDW shall have received a proposed engagement letter between IDW and the law firm of Baker & McKenzie ("Baker & McKenzie") pursuant to which Baker & McKenzie shall agree to provide legal services necessary to rectify the current land use rights certificate issue to the satisfaction of IDW, such as by obtaining the issuance of a proper land use rights certificate for the Beijing facility as disclosed under Section 3(l) (the "Land Use Issue") at TFS' sole expense as provided in this Agreement. The proposed engagement letter will be satisfactory in form and substance to IDW.

               (iii) Engagement Letter. Subject to the satisfaction of IDW, IDW shall have received a proposed engagement letter between IDW and the law firm of Baker & McKenzie ("Baker & McKenzie") pursuant to which Baker & McKenzie agree to provide legal services for two years with regard to remedying the current land use rights certificate issue to the satisfaction of IDW, such as by obtaining the issuance of a proper land use rights certificate for the Beijing facility as disclosed under Section 3(l) (the "Land Use Issue"). TFS has agreed to pay up to $200,000 of Baker & McKenzie's fees as provided in this Agreement. The proposed engagement letter will be satisfactory in form and substance to IDW.

          (c) TFSB. In addition to the covenants set forth in subsections (a) and (b), TFSB agrees as follows:

               (i) Notices and Consents. TFSB will obtain all required consents necessary to consummate the transactions contemplated herein, which shall include, but not be limited to, obtaining the necessary approvals from the Approval Authorities and amending the incorrect name of the shareholder in the TFSB articles of association and business license. TFSB will use its Best Efforts to obtain any other third-party consents reasonably necessary to consummate the transactions contemplated herein.

               (ii) Preservation of Business. TFSB will use its Best Efforts keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

               (iii) Operation of Business. Without the prior written consent of IDW and IDW HK, TFSB will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. TFSB will not engage in any activity or take any actions that could have a Material Adverse Effect on the business of TFSB. Without limiting the generality of the foregoing:

                    (A) TFSB  will not  authorize  or effect  any  change in its articles of association, excepting those set forth in Section 5(c)(i);

                    (B) TFSB  will not  grant any  options,  warrants,  or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

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CONFIDENTIAL                                                      March 30, 2005

                    (C) TFSB will not split,  combine,  subdivide or  reclassify any TFSB's outstanding registered capital stock or registered capital;

                    (D) TFSB will not make any acquisition by merger, consolidation or otherwise, or material disposition of inventory, supplies and products, of assets or securities, or permit any assets to become subject to any material lien, encumbrance or Security Interest outside the Ordinary Course of Business;

                    (E) TFSB  will not pay or  agree  to pay or  accelerate  the payment of any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Employee Benefit Plans;

                    (F) TFSB will not declare, set aside, or pay any dividend or distribution with respect to its capital stock or registered capital (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock or registered capital;

                    (G) TFSB  will not  issue  any  note,  bond,  or other  debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business;

                    (H) TFSB will not impose any Security  Interest  upon any of its assets outside the Ordinary Course of Business;

                    (I) TFSB will not make any capital  investment  in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business;

                    (J) TFSB will not make any change in employment terms, including any increases in compensation, for any of its directors, officers, and employees outside the Ordinary Course of Business;

                    (K) TFSB will not make any capital  expenditures outside the
               Ordinary Course of Business;

                    (L) TFSB will not hire any  employees  outside the  Ordinary
               Course of Business;

                    (M)  TFSB  will  not  make  or  effect  any   corporate   or
               operational changes outside the Ordinary Course of Business;

                    (N) TFSB will not  transfer  any of its assets  without  the prior written consent of IDW and IDW HK outside the Ordinary Course of Business;

                    (O) TFSB will not have incur additional  liabilities outside the Ordinary Course of Business;

                    (P) TFSB will  permit  representatives  of IDW and IDW HK to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of TFSB, to

CONFIDENTIAL                                                      March 30, 2005

               all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of TFSB. Each of IDW and IDW HK will treat and hold any such information it receives from TFSB in the course of the reviews contemplated by this Section 5(c)(iii)(P) as Confidential Information; and

                    (Q) All  inter-company  loans and debts of TFSB  shall  have been paid in full or transferred to IDW at IDW's election.

                    (R) All inter-company arrangements and agreements between or among TFS, TFSB and TFSI will be cancelled, terminated or void in full, without any outstanding obligations remaining.

                    (S) All outstanding employment offers will have been rescinded or otherwise withdrawn without any Material Adverse Effect to the business TFSB without any outstanding obligations remaining.

                    (T) Applications for the Transfer will be submitted to the Approval Authorities and such applications will be approved by the Approval Authorities.

          (d) IDW. In addition to the covenants set forth in subsections (a), IDW agrees as follows:

               (i) Conduct of Business During Earn-Out Period. IDW acknowledges and agrees that the ability of the Continuing Business to meet the conditions for the Earn-Out Payment and the ability of the parties to calculate fairly and measure the performance of the Continuing Business relative to such Earn-Out during the Earn-Out Period will depend to a significant degree upon maintaining the Continuing Business. IDW agrees to act in good faith at all times during the Earn-Out Period. To the extent such actions and performance of such covenants shall not have a Material Adverse Effect or be expected to have a Material Adverse Effect on the Continuing Business, during the Earn-Out Period IDW agrees to use its reasonable Best Efforts:

                    (A) To enable the Continuing Business to achieve the earnout targets as contemplated under this Agreement to the extent that the demand for the products does not exceed the capacity purchased under this Agreement. In no event shall, IDW be required to make any capital expenditures to produce such additional quantities.

                    (B) To maintain  the  employees  or to engage  employees  of comparable skill and experience to conduct the Continuing Business in a manner that is consistent with IDW's business processes.

                    (C) To encourage and facilitate  the growth and  development of the business through corporate synergies,  which shall include
               (1) promoting and marketing the products and services of the Continuing Business; (2) encouraging its sales force to promote and sell the products and services of the Continuing Business; and (3) permitting reasonable opportunities for employees or consultants of the Continuing Business to train and communicate with its staff and that of its affiliates to provide customer and sales support.

                    (D) To maintain  separate  schedules and records relating to the Continuing Business in order to allow verification of the results of the operations of the Continuing Business throughout the Earn-Out Period for purposes of calculating the Earn-Out.

                    (E) To not accelerate or delay the recognition of revenue or expense, or accelerate or delay investment in working or fixed capital, but shall account of such items in accordance with GAAP.

                    (F) To not terminate, hinder, obstruct or adversely alter in any respect any arrangements, written agreements, or business relationships in effect as of the Closing Date between TFSB and its suppliers and/or agents, to the extent that to do so would not have a Material Adverse Effect on the Continuing Business.

               (ii). No Assignment and  Termination.  All covenants set forth in
          Section 5(d)(i) shall not be assignable and shall automatically terminate upon the earlier occurrence of any of the following: (A) a Change of Control of TFS, (B) any assignment of the rights to receive proceeds from the Earn-Out, or (C) termination of the Earn-Out Period.

               (iii).  Post-Approval  Work. After TFSB has obtained the approval for the Transfer from the Approval Authorities, IDW will be responsible for undertaking all post-approval work relating to the filing of a new charter (articles of association documents), designating new board members and application for amending the business license in order to reflect the consummation of the transactions contemplated herein.

     6. Conditions to Obligation to Close.

          (a) Conditions to Obligation of IDW and IDW HK. The obligation of each of IDW and IDW HK to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) All material third-party consents specified in Section 5 above shall been obtained;

               (ii) The representations and warranties set forth in Section 3 above shall be true and correct in all material respects on the date of the execution of this Agreement, the period between the execution of this Agreement to the Closing Date, and at and as of the date of the Closing Date;

               (iii) All covenants set forth in Section 5 shall been performed in all material respects through the Closing Date;

               (iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no injunction, judgment, order, decree, ruling, or charge shall be in effect);

               (v) IDW and IDW HK shall have received a certificate  from TFS to
          the  effect   that  each  of  the   conditions   specified   above  in
          Section 6(a)(i)-(iv) is satisfied in all respects;

               (vi) IDW and IDW HK shall have received from counsel to TFS, TFSB and TFSI an opinion substantially in the form as set forth in Exhibit B attached hereto, and satisfactory in form and substance to IDW and IDW HK, addressed to IDW and IDW HK, and dated as of the Closing Date;

               (vii) IDW and IDW HK shall have received the resignations, effective as of the Closing, of each director and officer of TFSB, other than those whom IDW or IDW HK shall have specified in writing prior to the Closing; and

               (viii) all actions to be taken by TFS in connection with consummation of the transactions contemplated hereby, including, but not limited to, all necessary actions to transfer the Designated Assets to IDW, and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to IDW and IDW HK.

CONFIDENTIAL                                                      March 30, 2005


IDW and IDW HK may waive any condition specified in this Section 6(a) if they execute a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of TFS, TFSB and TFSI. The obligation of each of TFS, TFSB and TFI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) The representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

               (ii) All covenants set forth in Section 5 shall been performed in all material respects through the Closing Date;

               (iii) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

               (iv) TFS shall have received a certificate from IDW to the effect that each of the conditions specified above in Section 6(b)(i)-(iii) is satisfied in all respects; and

               (v) All actions to be taken by IDW and IDW HK in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonable, satisfactory in form and substance to TFS, TFSB and TFSI.

TFS, TFSB or TFSI may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

     7. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8). TFS, TFSB and TFSI acknowledge and agree that, from and after the Closing, IDW and IDW HK will be entitled to possession of all corporate records, documents, books, records (including Tax records), agreements, and financial data of any sort relating to TFSB, provided that,

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CONFIDENTIAL                                                      March 30, 2005

     following the Closing, upon reasonable notice to IDW and coordination, TFS shall be provided with reasonable access thereto and permitted to make copies thereof at its expense.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving TFSB, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification under Section 8).

          (c) Transition. TFS, TFSB and TFSI will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of TFSB from maintaining the same business relationships with TFSB after the Closing as it maintained with TFSB prior to the Closing. TFS, TFSB and TFSI will refer all customer inquiries relating to the businesses of TFSB to IDW and IDW HK from and after the Closing.

          (d) Legal Expenses. IDW and Baker & McKenzie shall have entered into the proposed engagement letter as set forth under Section 5(b)(iii) in the form and substance satisfactory to IDW. In connection therewith, TFS agrees that it shall undertake all responsibilities to pay for any and all legal fees associated with the Land Use Issue until such Land Use Issue has been successfully resolved, so long as such legal fees do not exceed $200,000. The receipt of a proper permit and a charge of fines not exceeding an aggregate of $50,000, shall deem the Land Use Issue successfully resolved. Immediately following the Closing, TFS will deposit an aggregate of $200,000 with Baker & McKenzie which shall be reserved and used for prepayment of such legal services.

          (e) Hold-Back Amount. IDW shall hold back an aggregate of $50,000 from any Inventory Payment or Earn-Out Payment (the "Hold-Back Amount"). The Hold-Back Amount shall be reserved and used solely for the payment of any fines that IDW or TFSB, after its transfer to IDW, may incur in connection with the Land Use Issue ("Fine Reserve Account"). In the event that IDW or TFSB, after its transfer to IDW, is found liable for any fines, such fines shall be paid from the Fine Reserve Account. To the extent that the fines are less than the Fine Reserve Amount, the remaining balance shall be paid to TFS.

          (f) Not to Compete. For a period of two (2) years from and after the Closing Date, TFS or TFSI will not compete with the Continuing Business by engaging directly or indirectly in any business that TFSB conducted as of the Closing Date in any of the geographic area in which TFSB conducts that business as of the Closing Date, provided however, that that no owner of less than 20% of the outstanding stock of a publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses For purposes of this Agreement, the phrase "compete with the Continuing Business," or the substantial equivalent thereof, means that the respective entity directly or indirectly owns, manages, operates, controls, or participates in the ownership, management, operation or control of, or works for or provides consulting services to, or permits the use of its name by, or lends money to, any business or activity which is or which becomes, at the time of the acts or conduct in question, engaged in the assembly of LCD modules less than seven inches on the diagonal ("Small LCDs"). For purposes of this definition, the purchase of completed Small LCDs to be further integrated into a larger subsystem or product shall not be deemed a competitive activity. If the final judgment of the court of competent jurisdiction declares that any term or provision of this Section 7(e) is invalid or unenforceable, the Parties agree that the court making the

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CONFIDENTIAL                                                      March 30, 2005

     determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed

          (g) Upon receipt of the approval of Transfer by the Approval Authorities, IDW will direct the Escrow Agent to immediately disburse the Closing Payment to TFS.

          (h) IDW or IDW HK will only use the name "TFS" or "TFSB" in China for a period of six (6) months or as reasonably necessary to effect existing commercial requirements, resolve the Land Use Issue and effect a name change of TFSB.

          (i) Pending approval of the applications for Transfer by the Approval Authorities, IDW will be designated as an operating agent of TFSB. In connection therewith, TFSB appoints the IDW as its attorney-in-fact, with full authority in the place and stead of TFSB and in the name of the TFSB or otherwise, from time to time in IDW's discretion to take any action and to execute any instrument which IDW may deem necessary or advisable to accomplish the day to day operations of TFSB commencing on the Closing Date, including, without limitation, to receive, endorse and collect all instruments made payable to TFSB, to receive all revenues for activity of TFSB, to pay all liabilities of TFSB accruing after the Closing Date. All such revenues shall belong to IDW and all expenses accruing after the Closing Date shall be the obligations of IDW. Pending such approval IDW will operate TFSB consistent with Section 5(c)(iii); provided, however, such other actions may be taken with the consent of TFS which consent shall not be unreasonably withheld. The foregoing shall terminate and IDW shall be deemed the owner and operator upon receipt of the approval of the Transfer from the Approval Authorities.

     8. Remedies for Breaches of This Agreement.

          (a) Survival of Representations and Warranties. Unless expressly stated otherwise herein, all of the representations and warranties of the Parties contained in this Agreement shall survive the Clos+ing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and shall continue in full force and effect for a period of three (3) months from the Closing Date.

          (b) Indemnification Provisions for Benefit of IDW and IDW HK. In the event TFS, TFSB and TFSI breaches any of its representations, warranties, then TFS, TFSB and TFSI agree to indemnify IDW and IDW HK from and against the entirety of any Adverse Consequences IDW or IDW HK may suffer resulting from the breach (or the alleged breach). In the event of a breach by TFS, TFSB or TFSI, IDW's sole remedy shall be to offset the amount of such damages incurred by IDW or IDW HK(as a result of such breach) against the amount owed and due to TFS and TFSI under the provisions set forth under
     Section 2(c)(i) relating to the Earn-Out Payment and Section 2(c)(iii) relating to the Inventory Payment.

               In addition, TFS, TFSB and TFSI agree to indemnify IDW and IDW HK from and against the entirety of any Adverse Consequences IDW or IDW HK may suffer resulting from, arising out of, relating to, in the nature of, or caused by the operations of TFSB prior to the Closing.

          (c) Indemnification Provisions for Benefit of TFS, TFSB and TFSI. In the event IDW or IDW HK breaches any of its representations, warranties, and covenants contained herein, then IDW and IDW HK agree to indemnify TFS, TFSB or TFSI from and against the entirety of any Adverse Consequences TFS, TFSB or TFSI may suffer resulting from the breach (or the alleged breach), provided, however, IDW or IDW HK shall have no obligation to indemnify TFS, TFSB or TFSI in excess of Two Million Dollars ($2,000,000), which shall be the aggregate threshold.

               In addition, IDW and IDW HK agrees to indemnify TFS, TFSB and TFSI from and against the entirety of any Adverse Consequences TFS, TFSB and TFSI may suffer resulting from, arising out of, relating to, in the nature of, or caused by the operations of TFSB after the Closing.

     9. Taxes.

          (a) TFS shall reimburse IDW for any Taxes of TFSB paid by IDW for any and all period ending on or prior to the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability shown on balance sheet as of the Closing Date.

CONFIDENTIAL                                                      March 30, 2005

          (b) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, including but not limited to the transfer of the Designated Assets, shall be paid by TFS when due, and TFS, in its sole expense, shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

          (c) To the extent that IDW has paid for any Taxes or is entitled to any reimbursements under Section 9(a) or (b), such amounts may be deducted from the Off-Set Payment, Inventory Payment or Earn-Out Payment.

     10. Termination.

          (a) Termination of Agreement. Any of the Parties may terminate this Agreement with the prior authorization of its board of directors as provided below:

               (i) the Parties may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) IDW and IDW HK may terminate this Agreement by giving written notice to TFS at any time prior to the Closing (A) in the event TFS has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, IDW or IDW HK has notified TFS of the breach, and the breach has continued without cure for a period of three (3) days after the notice of breach, or (B) if the Closing shall not have occurred, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from IDW or IDW HK breaching any representation, warranty, or covenant contained in this Agreement); or

               (iii) TFS, TFSI and TFSB may terminate this Agreement by giving written notice to IDW at any time prior to the Closing (A) in the event IDW or IDW HK has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, TFS, TFSI or TFSB has notified IDW and IDW HK of the breach, and the breach has continued without cure for a period of three (3) days after the notice of breach or (B) if the Closing shall not have occurred by reason of the failure of any condition precedent under
          Section 6(b) hereof (unless the failure results primarily from TFS, TFSI or TFSB breaching any representation, warranty, or covenant contained in this Agreement).

          (b) Effect of Termination. If any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any liability of any Party then in breach), except that Sections 11(a), 11(h) and 11(k) shall survive such termination.

     11. Miscellaneous.

          (a) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its Best Efforts to advise the other Party prior to making the disclosure).

CONFIDENTIAL                                                      March 30, 2005

          (b) No Third-Party Beneficiaries. Except as otherwise provided in this Agreement, this Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. Except as otherwise provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

          (e) Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile), each of which will be deemed an original but all of which together will constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto having additional signature pages executed by the other Parties.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to TFS, TFSI or TFSB            Three-Five Systems, Inc.
                                               1600 N. Desert Drive
                                               Tempe, AZ 85281
                                               Attn: Jack Saltich, CEO

            Copy to:                           Greenberg Traurig LLP
                                               2375 East Camelback Road
                                               Phoenix, Arizona 85016
                                               Attn:  Robert Kant, Esq.

            If to IDW or IDW HK:               International Displayworks, Inc.
                                               599 Menlo Dr. Suite 200
                                               Rocklin, CA 95765
                                               Attn:  Tom Lacey, CEO

            Copy to:                           Bartel Eng & Schroder
                                               1331 Garden Hwy, Suite 300
                                               Sacramento, CA 95833
                                               Attn:  David Adams, Esq.

CONFIDENTIAL                                                      March 30, 2005

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          (m)  Incorporation  of  Exhibits  and  Schedules.   The  Exhibits  and
     Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Further Assurances. All parties agree that on and after the Closing, they shall take all appropriate action and execute any documents and instruments or conveyances of any kind which may be reasonable necessary or advisable to carry out the provisions of this agreement.

                   (Balance of Page Intentionally Left Blank)

CONFIDENTIAL                                                      March 30, 2005


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                             International Displayworks, Inc.
                             a Delaware corporation

                             By:
                                ------------------------------------------------
                             Name: Thomas Lacey
                             Title: Chief Executive Officer



                             International Displayworks (Hong Kong) Limited, a Hong Kong corporation

                             By:------------------------------------------------
                             Name: Thomas Lacey
                             Title: Chief Executive Officer



                             Three-Five Systems, Inc.,
                             a Delaware corporation

                             By:------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------



                             TFS International, Ltd.
                             a corporate entity formed under the laws of Bermuda

                             By:------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------


                             Three-Five Systems (Beijing) Co., Ltd.,
                             a corporate entity formed under the laws of the People's Republic of China

                             By:------------------------------------------------
                             Name:
                                  ----------------------------------------------
                             Title:
                                   ---------------------------------------------